Attachment A

Exhibit (10)(iii)(A)(23)

RESTRICTED STOCK AWARD

UNDER THE PROVISIONS OF THE

CINCINNATI BELL INC.

2007 LONG TERM INCENTIVE PLAN

Name of Employee:	(Employee Name)
Award Date:	December 7, 2007
Number of Restricted Shares:	(Number of Shares)

Pursuant to the provisions of the Cincinnati Bell Inc. 2007 Long Term Incentive Plan, as in effect on the date noted above (the “Award Date”) and as it may thereafter be amended (the “Plan”), a copy of which has been delivered to the employee named above (“you”), the Compensation Committee of the Board of Directors of Cincinnati Bell Inc. (the “Compensation Committee”) hereby grants you an award of XXXX common shares, par value $.01 per share, of Cincinnati Bell Inc. (the “Shares”), on and subject to the terms of the Plan and your agreement to the following terms, conditions and restrictions.

1. Securities Subject to this Agreement. This Agreement is made with respect to the Shares and any securities (including additional common shares of Cincinnati Bell Inc. (the “Company”)) issued in respect of the Shares, whether by way of a share dividend, a share split, any reorganization or re-capitalization of the Company or its stock or any merger, exchange of securities or like event or transaction as the result of which any security or securities of any kind are issued to you by reason of your ownership of the Shares. Any such securities issued in respect of any of the Shares shall be subject to the same restrictions, terms and conditions set forth in this Agreement, and shall be administered in the same manner, as the Shares to which they relate. Reference in the following terms of this Agreement to the Shares shall include any such securities issued in respect of the Shares.

2. Rights of Ownership. Except for the Forfeiture Restrictions and the Sales Restrictions (as such restrictions are defined in Section 3 hereof), you are the record and beneficial owner of the Shares, with all rights and privileges (including but not limited to the right to vote, to receive dividends and to receive distributions upon liquidation of the Company) appertaining thereto.

3. Forfeiture Restrictions and Sales Restrictions. The Shares and any interest therein shall be subject to forfeiture as described in Section 10 hereof (the “Forfeiture Restrictions”), except upon the occurrence of events as specified in Sections 4, 5, 6, 7 and 9 hereof. In addition, the Shares and any interest therein may not be transferred or conveyed by you in any manner whatsoever and whether or not for consideration (the “Sales Restrictions”), except upon the occurrence of events as specified in Sections 4, 5, 6, 7, 8 and 9 hereof.

4. Lapse of Restrictions Upon Passage of Time. The Forfeiture Restrictions and Sales Restrictions shall lapse and thereby terminate and be of no further force and effect by reason of or in relation to the passage of time in accordance with and to the extent provided under the terms of paragraphs (a), (b) and (c) of this Section 4.

(a) If you are still an Employee on December 7, 2008, then on such date (i) the Forfeiture Restrictions shall terminate as to XXXX Shares but (ii) the Sales Restrictions shall terminate as to any such Shares only to the extent any such Shares are used to satisfy tax withholding requirements under and pursuant to the terms of Section 14 hereof.

(b) If you are still an Employee on December 7, 2009, then on such date (i) the Forfeiture Restrictions shall terminate as to an additional XXXX Shares but (ii) the Sales Restrictions shall terminate as to any such Shares only to the extent any such Shares are used to satisfy tax withholding requirements under and pursuant to the terms of Section 14 hereof.

(c) If you are still an Employee on December 7, 2010, then on such date (i) the Forfeiture Restrictions shall terminate as to the remaining XXXX Shares and (ii) the Sales Restrictions (to the extent such restrictions have not earlier terminated under the terms of paragraphs (a) and (b) of this Section 4) shall terminate with respect to all of the Shares.

5. Termination of Restrictions Upon Death. In the event of your death while an Employee, then, effective as of the date of your death, the Forfeiture Restrictions (to the extent such restrictions have not earlier terminated under the terms of Section 4 hereof) and the Sales Restrictions (to the extent such restrictions have not earlier terminated under the terms of Section 4 hereof) shall terminate and be of no further force or effect with respect to a number of Shares (rounded up to the nearest whole Share) that bears the same ratio to the total number of Shares as the number of days from the Award Date through the date of your death bears to 1,096. Any Shares which remain subject to both the Forfeiture Restrictions and Sales Restrictions after the calculation described in the preceding sentence shall be forfeited to the Company as of your date of death in accordance with the terms of Section 10 hereof. Upon the Sales Restrictions terminating with respect to certain Shares under the first sentence of this Section 5, the executor, administrator or other personal representative of your estate, or the trustee of any trust becoming entitled thereto by reason of your death, may transfer such Shares to any person or persons entitled thereto under your will or under your trust or other instrument (or, in the absence of any will, under the laws of descent and distribution) governing the distribution of your estate in the event of your death.

6. Termination of Restrictions Upon Disability. If either (i) you shall become disabled and as a result thereof cease to be an Employee under and pursuant to applicable disability provisions of any employment contract to which you and the Company or any of its subsidiaries are parties, or (b) you shall become disabled to such extent that you are unable to perform the usual duties of your job for a period of 12 consecutive weeks or more and as the result thereof the Compensation Committee approves the termination of your employment within 12 months following the first day of such 12 consecutive week period on terms that include the right to transfer the Shares free of the Forfeiture Restrictions and the Sales Restrictions, then, effective as of the date you cease to be an Employee, the Forfeiture Restrictions (to the extent such restrictions have not earlier terminated under the terms of Section 4 hereof) and the Sales Restrictions (to the extent such restrictions have not earlier terminated under the terms of Section 4 hereof) shall terminate and be of no further force or effect with respect to a number of Shares (rounded up to the nearest whole Share) that bears the same ratio to the total number of Shares as the number of days from the Award Date through the date you cease to be an Employee bears to 1,096. Any Shares which remain subject to both the Forfeiture Restrictions and Sales Restrictions after the calculation described in the preceding sentence shall be forfeited to the Company as of the date you cease to be an Employee in accordance with the terms of Section 10 hereof.

7. Termination of Restrictions Upon Retirement. If you cease to be an Employee because of your retirement, then, effective as of the date you cease to be an Employee, the Forfeiture Restrictions (to the extent such restrictions have not earlier terminated under the terms of Section 4 hereof) and the Sales Restrictions (to the extent such restrictions have not earlier terminated under the terms of Section 4 hereof) shall terminate and be of no further force or effect with respect to all of the Shares. For purposes of this Section 7, you shall be deemed to have ceased to be an Employee because of your “retirement” only if you cease to be an Employee (1) after you either have both attained at least age 55 and completed at least 10 years as an Employee or have become eligible for retiree medical coverage under a health care plan of the Company or any of its direct or indirect subsidiaries and (2) other than by reason of your fraud, misappropriation or embezzlement, gross insubordination, failure to perform in good faith your assigned duties or any other reason for which a termination of employment would be deemed for “cause” under any employment agreement that is between you and the Company or any of its direct or indirect subsidiaries and in effect at the time of your ceasing to be an Employee.

8. Termination of Sales Restrictions Upon Termination of Employment Other Than For Death, Disability or Retirement. If you shall cease to be an Employee other than by reason of an event described in Section 5, 6 or 7 hereof, then, effective as of the date you cease to be an Employee, the Sales Restrictions (to the extent such restrictions have not earlier terminated under the terms of Section 4 hereof) shall terminate and be of no further force or effect with respect to any Shares that have by the date you cease to be an Employee already become free of the Forfeiture Restrictions under the terms of Section 4 hereof.

9. Change in Control. If a Change in Control (within the meaning of that term as defined in the Plan) occurs, then, effective as of the date of such Change in Control, the Forfeiture Restrictions (to the extent such restrictions have not earlier terminated under the terms of Section 4 hereof) and the Sales Restrictions (to the extent such restrictions have not earlier terminated under the terms of Section 4 hereof) shall terminate and be of no further force or effect with respect to all of the Shares.

10. Forfeiture. If you cease to be an Employee, then, except as provided in Sections 4, 5, 6, 7, 8 and 9 hereof, any Shares which remain subject to both the Forfeiture Restrictions and Sales Restrictions on the date you cease to be an Employee shall be forfeited to the Company as of the date you cease to be an Employee. Upon such forfeiture, all of your rights in respect of such Shares shall cease automatically and without further action by the Company or you. For the purpose of giving effect to this provision, you must execute and deliver to the Company a stock power with respect to each certificate evidencing any of the Shares, thereby assigning to the Company all of your interest in the Shares. By the execution and delivery of this Agreement, you authorize and empower the Company, in the event of a forfeiture of any of the Shares under this Section 10 to (i) date (as of the date you cease to be an Employee) those stock powers relating to Shares that remain subject to the Forfeitures Restrictions and Sales Restrictions as of the date you cease to be an Employee and (ii) present such stock powers and the certificates to which they relate to the Company’s transfer agent or other appropriate party for the sole purpose of transferring the forfeited Shares to the Company.

11. Employment. For purposes of this Agreement, you shall be deemed to be an “Employee” while, and only while, you are in the employ of the Company or any of its direct or indirect subsidiaries and considered such an employee under the policies and procedures (including the payroll and withholding procedures) of the Company and its subsidiaries. In this regard, the granting of this Agreement does not constitute a contract of employment and does not give you the legal right to be continued as an Employee.

12. Matters Relating to Certificates.

(a) Upon their issuance, the certificates representing the Shares shall be deposited with the Secretary of the Company and shall be released to you only pursuant to the provisions of this Section 12.

(b) Each certificate for Shares issued to you in accordance with this Agreement shall bear the following legend:

“The Shares evidenced by this certificate are subject to the terms of a Restricted Stock Agreement between the registered holder hereof and Cincinnati Bell Inc., dated as of December 7, 2007, and may not be transferred by the holder, except as provided by the terms of such agreement, a copy of which is on deposit with the Secretary of Cincinnati Bell Inc. and which will be mailed to a shareholder of Cincinnati Bell Inc. without charge within five days after receipt of a written request.”

(c) Upon the lapse or termination of the Sales Restrictions as to any Shares, the certificate evidencing such Shares shall be promptly presented to the Company’s transfer agent or other appropriate party with instructions to cause such certificate to be reissued, to the extent appropriate, in your name and without the foregoing legend. Any Shares evidenced by such certificate which remain subject to the Sales Restrictions shall be evidenced by a new certificate, bearing the foregoing legend, which shall be returned to the Company. Upon the lapse or termination of the Sales Restrictions as to any Shares, the stock power or powers held by the Company with respect to such Shares shall be surrendered to you (in exchange, if applicable, for a stock power relating to any Shares which remain subject to the Sales Restrictions).

13. Interpretation. You acknowledge that the Compensation Committee has the authority to construe and interpret the terms of the Plan and this Agreement if and when any questions of meaning arises under the Plan or this Agreement, and any such construction or interpretation shall be binding on you, your heirs, executors, administrators, personal representatives and any other persons having or claiming to have an interest in the Shares.

14. Withholding.

(a) In the event that the award and receipt of the Shares, the expiration of the Forfeiture Restrictions and/or Sales Restrictions, the payment of dividends on the Shares or any other event results in your realization of income or wages which for federal, state and/or local income or other employment tax purposes is, in the opinion of the Company, subject to withholding of tax by the Company or its subsidiaries, you shall pay to the Company an amount equal to the withholding tax amount that the Company determines applies with respect to such event or make arrangements satisfactory to the Company regarding the payment of such tax, which arrangements may include your agreement to surrender to the Company Shares that have become free of Forfeiture Restrictions (even if such Shares would not otherwise be free of Sales Restrictions). Otherwise, the Company may, at its discretion and to the extent it determines is necessary to pay such withholding tax amount, withhold any such withholding tax amount from your salary, dividends paid by the Company on Shares, any Shares that have become free of Forfeiture Restrictions or any other compensation payable to you.

(b) To the extent Shares that have become free of Forfeiture Restrictions are used to pay any withholding tax amount, such Shares shall be deemed to be free of any Sales Restrictions (even if they would otherwise not be free of such restrictions under the other terms of this Agreement).

15. Notices. All notices and other communications to be given hereunder shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, first class postage prepaid, and addressed as follows:

TO THE COMPANY:	Cincinnati Bell Inc.
221 East Fourth Street, RM. 103-715 Cincinnati, Ohio 45202 Attention: Director of Compensation & Benefits

TO THE EMPLOYEE:	Employee Name
Address

or to any other address as to which notice has been given in the manner herein provided.

16. Effect of Employment Agreement. Notwithstanding any of the terms of the foregoing sections of this Agreement, if the provisions of a written employment agreement between you and the Company or one of its direct or indirect subsidiaries would require that the Forfeiture Restrictions and/or Sales Restrictions that apply to any Shares will lapse on a date that occurs on or before the date such Shares either have such restrictions lapse or are forfeited under the terms of the foregoing sections of this Agreement, or would require that you be deemed to be employed by the Company or one of its subsidiaries until a date later than the actual date on which your employment terminates for purposes of determining the extent to which and the date on which any Shares will have any such restrictions lapse or be forfeited, then such employment agreement provisions shall control (and shall be deemed an amendment to this Agreement and incorporated herein by reference).

17. Miscellaneous. This Agreement shall be binding upon the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns. Subject to the provisions of the Plan, this Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and shall be construed and interpreted in accordance with the laws of the State of Ohio. This Agreement may not be amended except in a writing signed by each of the parties hereto. If any provisions of this Agreement shall be deemed to be invalid or void under any applicable law, the remaining provisions hereof shall not be affected thereby and shall continue in full force and effect.

Please indicate your acceptance by signing at the place provided and returning this Agreement.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS OF CINCINNATI BELL INC.

Dated: December 7, 2007	By:
Phillip R. Cox
Chairman of the Board

Employee:

Dated:
Accepted and Agreed